SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 20, 2005

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2005, the Board of Directors of Synovus Financial Corp. (“Registrant”) elected Richard E. Anthony as Chief Executive Officer and President and James H. Blanchard as Chairman of the Board. Mr. Anthony formerly served as President and Chief Operating Officer and Mr. Blanchard formerly served as Chief Executive Officer of Registrant. The plans for these management changes were previously reported in Registrant’s Current Report on Form 8-K dated June 14, 2005.

In connection with his election as Chief Executive Officer and President, Registrant’s Compensation Committee increased Mr. Anthony’s annual base salary from $531,000 to $780,000 effective July 20, 2005. The Compensation Committee reduced Mr. Blanchard’s annual base salary from $844,000 to $620,000 effective July 20, 2005 in connection with his election as Chairman of the Board.

Item 2.02	Results of Operations and Financial Condition.

On July 20, 2005, Registrant issued a press release and will hold an investor call and webcast to disclose financial results for the quarter ended June 30, 2005. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. See Item 1.01 above.
Item 7.01	Regulation FD Disclosure. See Item 2.02 above.
Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
	Exhibit No.	Description
	99.1	Registrant's press release dated July 20, 2005
	99.2	Supplemental Information prepared for use with the press release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. ("Registrant")

Dated: July 20, 2005	By:/s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel

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